EXHIBIT 11.01

                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS




                                                                             Period from
                                                   Three months           January 18, 1995
                                                      ended                (inception) to
                                                  March 31, 1997         December 31, 1995
                                                  --------------         -----------------



     Weighted average shares and common
           equivalent shares outstanding            3,387,924                5,380,000
                                                   ----------              -----------


     Total                                          3,387,924                5,380,000
                                                   ==========              ===========

     Net Loss                                      $ (217,187)             $(1,146,187)
                                                   ==========              ===========
     Per-share amount                              $    (0.06)             $     (0.21)
                                                   ==========              ===========




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